                                                                    EXHIBIT 23.3

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, we hereby consent to the inclusion of our report letter dated February 9, 2001 and our audit letter dated July 11, 2001 (collectively, the "Reserve Letters"), each addressed to Westport Resources Corporation, in this Amendment No. 1 to the Annual Report on Form 10-K of Westport Resources Corporation for the year ended December 31, 2002 (the "Amendment No. 1"), to all references to our firm and the Reserve Letters included or made a part of the Amendment No. 1.

                                     NETHERLAND, SEWELL & ASSOCIATES, INC.

                                     By:   /s/ C.H. (Scott) Rees, III
                                           C.H. (Scott) Rees, III
                                           President and Chief Operating Officer

Dallas, Texas
February 5, 2004